UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS OF AMERICAN INTERNATIONAL HOLDINGS CORP.

Pursuant to Section 78.315 of the Nevada Revised Statutes (the "**NRS**"), which authorizes the taking of action by the unanimous written consent of the Board of Directors of a Nevada corporation (or a committee thereof), without a meeting, the undersigned, being all of the members of the Board of Directors (the "**Directors**" of the "**Board**") of American International Holdings Corp., a Nevada corporation (the "**Company**"); hereby acknowledge the following statements, give their written consent, adopt the following resolutions, and take the following actions pursuant to this Consent to Action Without Meeting (the "**Consent**"):

Stock Purchase Agreement

WHEREAS, the Board has discussed and believes it is in the best interest of the Company to enter into the Stock Purchase Agreement (the "**Stock Purchase Agreement**"), attached hereto as Exhibit A, which provides for the Company to sell 100% of the stock of its wholly owned subsidiary, ZipDoctor, Inc. for total consideration of $150,000; and

WHEREAS, after review of the Stock Purchase Agreement and the terms thereof, and discussion among the Board, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to approve the entry into the Stock Purchase Agreement (and all other transactions and agreements contemplated thereby with all documents collectively referred to herein as the "**Transaction Documents**");

WHEREAS, the Directors believe that it is in the best interests of the Company to confirm, ratify and approve all officer's and secretary's certificates, closing certificates and all other certificates, documents or agreements executed in connection with the Transaction Documents.

NOW THEREFORE BE IT RESOLVED THAT, the Board, hereby approves, ratifies and confirms, the entry into the Transaction Documents, subject to non-material technical, administrative or similar changes and modifications in the discretion of the officers of the Company; and it is further

RESOLVED, that the form, terms and conditions of the Transaction Documents contemplated thereby, be, and the same hereby are, approved, ratified and adopted in all respects, together with such changes, amendments or modifications as the officer or officers executing the same may, in their sole discretion, deem necessary, appropriate or advisable, and the officers of the Company be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Company, to negotiate, execute and deliver the Transaction Documents, and to execute, deliver and file such other agreements, documents, certificates and instruments which

are required to be executed, delivered or filed pursuant to the Transaction Documents or that such officers deem necessary, appropriate or advisable to execute, deliver and file in order to carry out the terms of the Transaction Documents and the other transactions as contemplated thereby; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take all action and to execute and deliver all documents and certificates as such officers deem necessary, appropriate or advisable in order to implement the foregoing; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered, for and on behalf of the Company, to execute all documents and take such further action, as they may deem necessary, appropriate or advisable to effect the Equity Interest Purchase Agreement and the purposes of each of the foregoing preambles and resolutions, including but not limited to, those actions required by the Transaction Documents; and it is further

Effective Date

RESOLVED, that this Consent shall become effective, and each of the resolutions above shall be deemed effective, adopted, ratified and approved, only when this Consent is signed by all members of the Board of the Company below (subject to the provisions hereof relating to electronic signatures below). The effective date and time of this Consent and the resolutions above shall be deemed to be the date and time that this Consent is signed by the last member of the Board and delivered to the Chief Executive Officer of the Company (the "**Effective Date and Time**"), provided that the Effective Date and Time occurs prior to March 31, 2023 at 11:59:59 P.M. Las Vegas, Nevada time (the "**Deadline**"). In the event this Consent is not signed by all members of the Board prior to the Deadline, this Consent and the resolutions set forth herein shall be deemed not approved or authorized and this Consent shall be of no force or effect; and it is further

RESOLVED, that the Effective Date is hereby approved, confirmed and ratified by the Directors for all purposes; and it is further

Closing Resolutions

RESOLVED, that any of the appropriate officers of the Company be, and each of them hereby is, authorized (i) to prepare, execute, deliver and perform, as the case may be, such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, (ii) to pay or cause to be paid on behalf of the Company any related costs and expenses and (iii) to take such other actions, in the name and on behalf of the Company, as each such officer, in his discretion, shall deem necessary or advisable to complete and effect the foregoing transactions or to carry out the intent and purposes of the foregoing resolutions and the transactions contemplated thereby, the preparation, execution, delivery and performance of any such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments,

notices, orders, requests, resolutions, supplements or undertakings, the payment of any such costs or expenses and the performance of any such other acts shall be conclusive evidence of the approval of the Board, and all matters relating thereto; and it is further

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to reflect the Directors' approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that all actions of the officers of the Company taken prior to the adoption of these resolutions in furtherance of the transactions described herein and consistent with the authority set forth herein are hereby confirmed, approved and ratified in all respects as the act and deed of the Company; and it is further

RESOLVED, that all prior actions of the officers of the Company in carrying out the actions described in the foregoing resolutions on behalf of the Company are hereby approved, adopted, ratified and confirmed in all respects as the acts of the Company; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Company and the Company's attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, any and all forms, certificates, agreements, documents, instruments or other items as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such forms, certificates, agreements, documents, instruments or other items, as the case may be) and all action heretofore taken by such person in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Company; and it is further

RESOLVED, that this Consent may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Any electronic signature of a signatory to this Consent is intended to authenticate such writing and shall be as valid, and have the same force and effect as a manual signature. Any such electronically signed Consent shall be deemed (1) an "**electronic transmission**"; (2) to be "**written**" or "**in writing**"; (3) to have been signed; and (4) to constitute a record established and maintained in the ordinary course of business, and an original written record when printed from electronic files. For purposes hereof, "**electronic signature**" includes, but is not limited to (i) a scanned copy (as a "**pdf**" (portable document format) or other replicating image) of a manual ink signature, (ii) an electronic copy of a traditional signature affixed to this Consent, (iii) a signature incorporated into this Consent utilizing touchscreen capabilities, (iv) a signature incorporated into this Consent as a (x) graphic, (y) image file or (z) manually typed characters, added to such document with the intention of such characters representing the signatory's execution of such Consent; or (v) a digital signature. A photocopy, facsimile, .pdf, .tif, .gif, .jpeg or similar electronic copy of this Consent (or any signature hereto) shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of American International Holdings Corp., do hereby execute this consent effective as of the Effective Date.

DIRECTORS:

DocuSigned by:
Mike McLaren

MIKE MCLAREN — 3/31/2023
Chairperson of Board of Directors — DATE OF SIGNATURE*

DocuSigned by:

PETER "CASEY" JENSEN — 3/31/2023
Director — DATE OF SIGNATURE*

DocuSigned by:
Jacob Cohen

JACOB COHEN — 3/30/2023
Director — DATE OF SIGNATURE*

GARY GILES — DATE OF SIGNATURE*
Director

**** Must be completed to be effective.***